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                                                                    EXHIBIT 99.2

                      EXCHANGE AND REGISTRATION AGREEMENT

     EXCHANGE AND REGISTRATION AGREEMENT (the "Agreement") is made and entered into this 22nd day of September 1993, between KEMPER CORPORATION, a Delaware corporation (the "Company"), and GOLDMAN, SACHS & CO. and KEMPER SECURITIES, INC., severally and not jointly (each a "Purchaser" and collectively, the "Purchasers").

SECTION 1. CERTAIN DEFINITIONS.

     Any capitalized terms used in this Agreement which are not defined herein shall have the meanings given to those terms in the Securities (as defined herein). For purposes of this Agreement, the following terms shall have the following respective meanings:

          (a) "Closing Date" shall mean September 22, 1993.

          (b) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          (c) "Effective Time", in the case of an Exchange Offer, shall mean the date on which the Commission declares the Exchange Offer registration statement effective or on which such registration statement otherwise becomes effective and, in the case of a Shelf Registration, shall mean the date on which the Commission declares the Shelf Registration effective or on which the Shelf Registration otherwise becomes effective.

          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

          (e) "Exchange Offer" shall have the meaning assigned thereto in
     Section 2(b) hereof.

          (f) The term "holder" shall mean any person who, at the Closing Date, owns any Registrable Securities and such of its respective successors and assigns who acquire Registrable Securities, directly or indirectly, from such person or from any successor or assign of such person.

          (g) "Indenture" shall mean the Indenture, dated as of September 15, 1993, between the Company and The First National Bank of Chicago, as Trustee.

          (h) "Initial Interest Rate" shall have the meaning assigned thereto in
     Section 2(a) hereof.

          (i) The term "person" shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

          (j) "Purchase Agreement" shall mean the Purchase Agreement, dated September 15, 1993, among the Company and each of the Purchasers.

          (k) "Registrable Securities" shall mean the Securities; provided, however, that such Securities shall cease to be Registrable Securities when
     (i) a registration statement registering resales of such Securities under the Securities Act has been declared or becomes effective and such Securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (ii) such Securities are eligible for resale pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act without restrictions on transferability thereunder.

          (l) "Registration Expenses" shall have the meaning assigned thereto in
     Section 4 hereof.

          (m) "Securities" shall mean, collectively, the 6.875% Notes Due 2003 of the Company issued and sold to the Purchasers on the Closing Date, and Securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

          (n) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.
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          (o) "Shelf Registration" shall have the meaning assigned thereto in
     Section 2(c) hereof.

          (p) "Step-Up in Interest Rate" shall have the meaning assigned thereto in Section 2(a) hereof.

          (q) "Suspension Event" shall have the meaning assigned thereto in
     Section 2(c) hereof.

          (r) "Suspension Period" shall have the meaning assigned thereto in
     Section 2(c) hereof.

          (s) "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

SECTION 2. REGISTRATION UNDER THE SECURITIES ACT.

     (a) The Company hereby confirms that, pursuant to the terms of the Securities, the holders of the Registrable Securities shall be entitled to an 0.50% per annum increase in the initial interest rate on the Registrable Securities from 6.875% per annum (the "Initial Interest Rate") to 7.375% per annum (the "Step-Up in Interest Rate") unless the Company shall cause on or prior to March 15, 1994 either (i) the Exchange Offer to be consummated or (ii) the Shelf Registration to be filed and declared or otherwise become effective under the Securities Act. The Step-Up in Interest Rate, if any, shall accrue from March 15, 1994 and shall be payable on September 15, 1994 and on each March 15 and September 15 thereafter. However, if after the Company becomes obligated to pay the Step-Up in Interest Rate, either the Exchange Offer is consummated or the Shelf Registration has become or is declared effective under the Securities Act, then, upon the happening of either of such events, the Step-Up in Interest Rate on the Securities will be permanently rescinded and the Initial Interest Rate will be reinstated as of the date of either of such events.

     (b) In order for the Company to avoid the Step-Up in Interest Rate or rescind the Step-Up in Interest Rate and reinstate the Initial Interest Rate, the Company must file under the Securities Act a registration statement relating to an offer to exchange (the "Exchange Offer") any and all of the Securities for a like aggregate principal amount of a new series of debt securities of the Company to be issued under the Indenture which are substantially identical to the Securities (except that such debt securities will not contain terms with respect to transfer restrictions or adjustments in the interest rate). Such registration statement shall be on the appropriate form and the Company will comply with all applicable tender offer rules and regulations under the Exchange Act to the extent such rules and regulations relate to registered exchange offers.

     The debt securities received by holders in the Exchange Offer for Registrable Securities will be, upon receipt, transferable by each such holder (other than holders who fail to make or comply with the representations in the following paragraph) without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of a substantial proportion of the States. The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged such debt securities, transferable as provided in the immediately preceding sentence, for all outstanding Registrable Securities pursuant to the Exchange Offer or (ii) the Company having exchanged, pursuant to the Exchange Offer, such debt securities, transferable as provided in the immediately preceding sentence, for all Registrable Securities that have been tendered and not withdrawn on or prior to the termination of the Exchange Offer. The Company shall keep the Exchange Offer open for a period of not less than the period required under applicable federal law (provided that in no event shall such period be less than 30 days).

     Each holder of Securities who wishes to exchange such Securities for new debt securities in the Exchange Offer will, in addition to any other representations required by the Company or the Commission in order to comply with applicable law, be required to represent that (i) such holder is not an affiliate of the Company, (ii) that any debt securities to be received by such holder in the Exchange Offer will be acquired in the ordinary course of its business, and (iii) that such holder has

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no arrangement with any person to participate in a distribution (within the meaning of the Securities Act) of the debt securities to be received in the Exchange Offer; provided, however, that broker-dealers who satisfy the conditions set forth in the following paragraph will be permitted to participate in the Exchange Offer.

     In connection with the Exchange Offer, the Company agrees to permit any holder of Securities that is a broker or a dealer, which the parties agree shall mean a broker or a dealer as defined in the Exchange Act (a "broker-dealer"), who acquired Securities for its own account as a result of market-making activities or other trading activities to exchange Securities for new debt securities in the Exchange Offer if, at the time of the Exchange Offer: (i) existing interpretations of the staff of the Commission permit broker-dealers to participate in registered exchange offers, (ii) to the extent required by the Commission, such broker-dealer represents, in addition to any other representations required by the Company in order to comply with applicable law, that it acquired such Securities for its own account as a result of market-making activities or other trading activities and that such broker-dealer has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the new debt securities received by it in the Exchange Offer and (iii) such broker-dealer furnishes to the Company in writing a reasonable time prior to the effectiveness of the registration statement relating to the Exchange Offer information to the extent required by the Commission to be contained in the prospectus included in such registration statement regarding such broker-dealer and such broker-dealer's intended method of distribution of the new debt securities received by it in the Exchange Offer and agrees to deliver such prospectus in connection with any resale of such new debt securities.

     The Company agrees, in the event any broker-dealer referred to in the preceding paragraph shall have so requested a reasonable time prior to the effectiveness of the registration statement relating to the Exchange Offer, (i) to submit to the Commission a letter of representation, or such other documentation as may be reasonably required by the Commission's staff, in order for such broker-dealer to use the prospectus included in such registration statement to meet any prospectus delivery requirement of up to 90 days after the effective date of such registration statement, (ii) to use its best efforts to include in such registration statement a prospectus for use in any resales by such broker-dealer and (iii) to use its best efforts to keep such registration statement effective for a period of 90 days after the effective date thereof.

     (c) In the event the Company elects not to commence or consummate the Exchange Offer for any reason or if prior to the consummation of the Exchange Offer existing Commission interpretations are changed such that the debt securities received by holders in the Exchange Offer for Registrable Securities would not be, upon receipt, transferable by each such holder (other than holders who fail to make or comply with the representations set forth in paragraph three of Section 2(b) above and broker-dealers) without restriction under the Securities Act, in order for the Company to avoid the Step-Up in Interest Rate or rescind the Step Up in Interest Rate and reinstate the Initial Interest Rate, the Company must file under the Securities Act a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission (the "Shelf Registration"). In such event, the Company agrees to use its best efforts to keep such Shelf Registration continuously effective for a period ending on the earlier of the third anniversary of the Closing Date or such time as there are no longer any Registrable Securities. For the purposes of this
Section 2(c), the Company shall be deemed not to have used its best efforts to keep the Shelf Registration effective during the requisite period if it voluntarily takes any action that would result in holders of Registrable Securities not being able to offer and sell such Registrable Securities during that period, unless, in the Company's judgment, reasonably exercised, such action is required by applicable law, including, but not limited to, reasonable periods necessary to prepare appropriate disclosure; provided, that the foregoing shall not apply to actions taken (or contemplated to be taken) by the Company in good faith and for business reasons ( a "Suspension Event"). Any such period during which the Company fails to keep the Shelf Registration effective and usable for

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offers and sales of Registrable Securities is referred to as a "Suspension
Period". A Suspension Period shall commence on and include the date that the Company gives notice that the Shelf Registration is no longer effective or the prospectus included therein is no longer usable for offers and sales of Registrable Securities and shall end on the date when each holder of Registrable Securities who wishes to resell such Registrable Securities pursuant to such Shelf Registration either receives the copies of the supplemented or amended prospectus contemplated by Section 3(d) hereof or is advised in writing by the Company that use of the prospectus may be resumed.

     (d) If one or more Suspension Periods occur, the three-year time period provided for in Section 2(c) above shall be extended by the number of days included in each such Suspension Period, but in no event shall the Company be required to maintain the effectiveness of the Shelf Registration after the date which is 42 months from the date such Shelf Registration is initially declared effective by the Commission.

     (e) Upon the consummation of the Exchange Offer, the Company will have no obligation to file a Shelf Registration covering resales of Registrable Securities not exchanged pursuant to the Exchange Offer; provided, however, that if, upon the consummation of the Exchange Offer, broker-dealers who complied with Section 2(b) but were not permitted by the Company to participate in the Exchange Offer for any reason or if prior to the consummation of the Exchange Offer existing Commission interpretations are changed such that broker-dealers would not be permitted to participate in registered exchange offers, the Company will be obligated to file a Shelf Registration with respect to Registrable Securities held by such broker-dealers.

     (f) Upon the consummation of the Exchange Offer, any holder of Registrable Securities who did not exchange such Registrable Securities pursuant to the Exchange Offer, including holders who fail to make or comply with the representations in Section 2(b) and broker-dealers, will not be entitled to the Step-Up in Interest Rate with respect to Registrable Securities held by such holder.

SECTION 3. REGISTRATION PROCEDURES.

     (a) Prior to or at the Effective Time of the Exchange Offer or a Shelf Registration, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act.

     (b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

     (c) If the Company files the Shelf Registration in accordance with Section 2(c), the Company shall use its reasonable efforts to effect or cause such registration to permit the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof described in the Shelf Registration. In connection therewith, the Company shall, as soon as reasonably possible:

          (i) prepare and file with the Commission a registration statement with respect to the Shelf Registration on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the holders of the Registrable Securities, and use its reasonable efforts to cause such registration statement to become effective as soon as reasonably possible thereafter;

          (ii) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement for the applicable period specified herein and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the holders of the Registrable Securities copies of any such supplement or amendment filed with the Commission;

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          (iii) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by any registration statement in accordance with the intended methods of disposition by the holders thereof set forth in such registration statement;

          (iv) provide (A) the holders of the Registrable Securities to be included in such registration statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent, and (E) not more than one counsel for all the holders of such Registrable Securities to be included in such registration statement the opportunity to participate in the preparation of each prospectus included therein or filed with the Commission to the extent such prospectus relates to them, and each amendment or supplement thereto to the extent such amendment or supplement relates to them; provided, however, that the Company shall be under no obligation to allow any participation in the preparation of any Exchange Act document which the Company may incorporate by reference in such registration statement;

          (v) for a reasonable period prior to the filing of such registration statement, and throughout the period the Shelf Registration is effective, make available for inspection by the parties referred to in Section 3(c)(iv) above, who shall certify in writing to the Company that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsels referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential or which in the circumstances should be understood as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt written notice of such requirement);

          (vi) promptly notify the selling holders of Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) at any time when a prospectus is required to be delivered under the Securities Act, that (i) a Suspension Event has occurred, (ii) such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (iii) the representation and warranties of the Company contemplated by Section 3(c)(xv) or Section 5 hereof cease to be true and correct in all material respects such that the Company is required to make changes in the registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing (which advice shall be accompanied

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     by an instruction to suspend the use of the prospectus until the requisite changes have been made;

          (vii) use its best efforts to (i) obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date and (ii) rescind its suspension of the disposition of the Registrable Securities at the earliest practicable date;

          (viii) if requested in writing by any managing underwriter or underwriters, any placement or sales agent or any holder of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and, subject to the proviso in
     Section 5(a) herein, as such managing underwriter or underwriters, such agent or such holder specifies in writing should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold by such holder or agent or to any underwriters, the name and description of such holder, placement or sales agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (ix) furnish to each holder of Registrable Securities, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsels referred to in Section 3(c)(iv) a conformed copy of such registration statement, each such amendment or supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and such number of copies of such registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such holder, placement or sales agent or underwriter, as the case may be) and of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such holder, placement or sales agent or underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such holder, offered or sold by such placement or sales agent or underwritten by such underwriter and permit such holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such holder and by any such placement or sales agent and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

          (x) use its best efforts to (A) register or qualify the Registrable Securities to be included in such registration statement under such insurance or securities laws or blue sky laws (or similar insurance laws) of such jurisdictions as any holder of such Registrable Securities and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period such registration statement is required to be kept effective and for so long as may be necessary to enable any such holder, agent or underwriter to complete its distribution of Securities pursuant to such registration statement and (C) take any and all other actions as may be reasonably necessary to enable each such holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the

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     Company shall not be required for any such purpose to (I) qualify as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this Section 3(c)(x), (II) consent to general service of process in any such jurisdiction or (III) make any changes to the Company's Certificate of Incorporation or By-laws or any agreement between the Company and its stockholders;

          (xi) use its best efforts to obtain the consent or approval of each United States governmental agency or authority, whether federal, state or local, which may be required of the Company (i) to effect the Shelf Registration or the offering or sale in connection therewith or (ii) to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities;

          (xii) cooperate with the holders of the Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of definitive forms of Registrable Securities to be sold, which Registrable Securities shall be printed, lithographed or engraved, or produced by any combination of such methods, and which shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

          (xiii) provide a new CUSIP number for all Registrable Securities, not later than the effective date of the Shelf Registration;

          (xiv) enter into one or more underwriting agreements, engagement letters, agency agreements, "best efforts" underwriting agreements or similar agreements, as appropriate, including (without limitation) customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as any holder of Registrable Securities aggregating at least $66.6 million (or such lesser amount as the Company may agree to) in aggregate principal amount of the then outstanding Registrable Securities, or as the holders of Registrable Securities aggregating at least $133.2 million (or such lesser amount as the Company may agree to) in aggregate principal amount of the then outstanding Registrable Securities, shall request in order to expedite or facilitate the disposition of such Registrable Securities; provided that the Company shall not be required to enter into any such agreement more than once with respect to all of the Registrable Securities, and may delay entering into such agreement until the consummation of any underwritten public offering which the Company shall have then engaged;

          (xv) whether or not an agreement of the type referred to in Section 3(c)(xiv) hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity,
     (A) make such representations and warranties to the holders of such Registrable Securities and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to the Shelf Registration; (B) obtain an opinion of counsel to the Company, which may be the Company's general counsel (so long as she or he is experienced in securities law matters), in customary form and covering such matters, of the type customarily covered by such an opinion, including customary exceptions, as the managing underwriters, if any, as any holder of at least 25% in aggregate principal amount of the Registrable Securities, and as the holders of at least a majority in aggregate principal amount of the Registrable Securities may reasonably request, addressed to such holder or holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such registration statement (or if such registration statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto), it being agreed that the matters to be covered by such opinion shall include, without limitation: the due incorporation and good standing of the Company and its significant subsidiaries

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     (as defined in Regulation S-X under the Securities Act); the qualification of the Company and such significant subsidiaries to transact business as foreign corporations in all material respects; the due authorization, execution and delivery of this Agreement and of any agreement of the type referred to in Section 3(c)(xiv) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Securities; the absence of material legal or governmental proceedings involving the Company; the absence of a material breach by the Company or its subsidiaries of, or a default under, agreements binding the Company or any subsidiary in connection with the Shelf Registration and the offering and sale of the Registrable Securities; the absence of governmental approvals required to be obtained in connection with the Shelf Registration, the offering and sale of the Registrable Securities, this Agreement or any agreement of the type referred to in Section 3(c)(xiv) hereof; and the compliance as to form of such registration statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively. Such counsel shall also state that, as of the date of the opinion and of the registration statement or most recent post-effective amendment thereto, as the case may be, they have no reason to believe that such registration statement and the prospectus included therein, as then amended or supplemented, and the documents incorporated by reference therein contained an untrue statement of a material fact or omitted to state therein a material fact necessary to make the statements therein not misleading (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act)); (C) to the extent then applicable, subject to the receipt by the independent certified public accountants of the Company of a letter or letters as described in paragraphs 6 and 7 of the Statement on Auditing Standards No. 72 Letters for Underwriters and Certain Other Requesting Parties or such other letter or letters as may be otherwise required, obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the selling holders of Registrable Securities and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, dated (I) the effective date of such registration statement and (II) the effective date of any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such registration statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) in connection with every filing under the securities laws, deliver such documents and certificates, including officers' certificates, as may be reasonably requested by any holder of at least $50 million in aggregate principal amount of the Registrable Securities being sold or by the holders of at least a majority in aggregate principal amount of the Registrable Securities being sold and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above or those contained in Section 5(a) hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 6 hereof;

          (xvi) notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Agreement pursuant to Section 9(i) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

          (xvii) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by
     (A) if such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD; and

          (xviii) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders as soon as practicable but in any event not later than eighteen months after the effective date of a registration statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

     (d) In the event that the Company would be required, pursuant to Section 3(c)(vi)(D) above, to notify the selling holders of Registrable Securities, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall, subject to the Company's right to declare a Suspension Event pursuant to Section 2(c), without delay prepare and furnish to each such holder, to each placement or sales agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each holder of Registrable Securities agrees that upon receipt of any notice from the Company pursuant to Section 3(c)(vi)(C) or 3(c)(vi)(D) hereof, such holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such holder shall have received from the Company (i) notice that the use of such prospectus could be resumed or (ii) copies of such amended or supplemented prospectus, and if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

     (e) The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information regarding such holder and such holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such holder or such holder's intended method of distribution of such Registrable Securities or omits to state any material fact regarding such holder or such holder's intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

SECTION 4. REGISTRATION EXPENSES.

     The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(c)(x) hereof, including reasonable fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such qualifications,
(c) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) messenger and delivery expenses, (e) fees and expenses of the Trustee under the Indenture and of any escrow agent or custodian, (f) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company in connection with the preparation of documents with respect to such registration (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses of any "qualified independent underwriter" engaged pursuant to Section 3(c)(xvii) hereof, (i) reasonable fees, disbursements and expenses of one counsel for the holders of Registrable Securities retained in connection with such registration, as selected by the holders of at least a majority in aggregate principal amount of the Registrable Securities being registered, and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registered Securities and the reasonable fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to, and agrees with, each of the holders from time to time of Registrable Securities, including each of the Purchasers as a holder of Registrable Securities, that:

          (a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c)(ix) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(c)(vi)(D) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(d) hereof, each such registration statement and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c)(ix) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities or any underwriter or placement agent with respect thereto expressly for use therein.

          (b) Any documents incorporated by reference in any registration statement referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities or any underwriter or placement agent with respect thereto expressly for use therein.

          (c) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Registrable Securities, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the offering and distribution of the Registrable Securities.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

SECTION 6. INDEMNIFICATION.

     (a) Indemnification by the Company. Upon the registration of resales of the Registrable Securities pursuant to Section 2(c) hereof and in consideration of the agreements of the Purchasers and the holders contained herein, and as an inducement to the Purchasers to purchase the Securities, the Company shall, and it hereby agrees to, indemnify and hold harmless each of the Purchasers, as a holder of Registrable Securities, and each of the other holders of Registrable Securities to be included in such registration, and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Securities, from and against any and all losses, claims, damages and liabilities, joint or several, to which such holder, placement or sales agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages and liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such holder, placement or sales agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and the Company shall, and it hereby agrees to, reimburse without limitation such holder, such placement or sales agent and such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred promptly upon receipt of notice setting forth such expenses; provided, however, that the Company shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities are caused by an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any of such indemnified persons expressly for use therein; provided, further, that the Company shall not be liable to any indemnified person to the extent such loss, claim, damage, or liability results from the fact that there was not delivered by such indemnified person a final prospectus the delivery of which would have avoided such loss, claim, damage or liability and which was provided by the Company to such indemnified person to permit the timely delivery thereof.

     (b) Indemnification by the Holders and any Agents and Underwriters. As a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(c) hereof and to entering into any underwriting agreement with respect thereto, each holder of such Registrable Securities and each underwriter named in any such underwriting agreement, severally and not jointly, shall, and it hereby agrees to, (i) indemnify and hold harmless the Company, and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Company or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim; provided, however, that no such holder shall be liable to any person under this Section 6(b) for any amount in excess of the dollar amount of the proceeds, net of any selling or underwriting compensation, received by such holder from the sale of such holder's Registrable Securities pursuant to such registration.

     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Sections 6(a) or 6(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, including the employment of one counsel (or such additional counsel as necessary if one counsel is unable to represent all such indemnified parties due to conflicts of interest) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     (d) Contribution. Each party hereto, including any holder of Registrable Securities to be included in such registration, agrees that, if for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' and any underwriters' obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

     (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, placement or sales agent and underwriter and each person, if any, who controls any holder of Registrable Securities, placement or sales agent or underwriter within the meaning of the Securities Act; and the obligations of the holders, agents and any underwriters contemplated by this Section 6 shall be in addition to any liability which the respective holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

     (f) With respect to the registration statement relating to the Exchange Offer, if any, the Company, the broker-dealers referred to in the fourth paragraph of Section 2(b) and holders who make and comply with the representations set forth in the third paragraph of Section 2(b) and have a prospectus delivery requirement under the Securities Act with respect to the new debt securities received in connection with the Exchange Offer shall have the benefit of and obligations under the indemnification and contribution provisions set forth in this Section 6.

SECTION 7. UNDERWRITTEN REGISTRATIONS.

     (a) Selection of Underwriters. If any of the Registrable Securities covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the holders of at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.

     (b) Participation by Holders. Each holder of Registrable Securities hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

SECTION 8. RULE 144.

     The Company covenants to the holders of Registrable Securities that the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph
(c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

SECTION 9. MISCELLANEOUS.

     (a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Agreement.

     (b) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

     (c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at One Kemper Drive, Long Grove, Illinois 60049, Attention: General Counsel, and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such persons shall be entitled to receive the benefits hereof.

     (d) Third Party Beneficiaries; Holders Entitled and Bound. Each of the holders of Registrable Securities, including each of the Purchasers, severally and not jointly and solely in its capacity as a holder of Registrable Securities, shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand. The holders of the Registrable Securities are entitled to the benefits of, and are bound by, this Agreement. Each of the holders of Registrable Securities shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of holders of Registrable Securities hereunder, including the right of specific performance as provided in Section 9(b) above. Without limiting the rights of such holders as set forth in the preceding sentence, the parties hereto acknowledge that the Trustee under the Indenture has the right to enforce the terms of the Securities pursuant to the terms of the Indenture for the benefit of the holders of the Registrable Securities.

     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

     (g) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (h) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     (i) Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least 66 2/3 percent in aggregate principal amount of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this
Section 9(i), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

     (j) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities at the offices of the Company at the address thereof set forth in Section 9(c) above.

     (k) Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            KEMPER CORPORATION

                                            By /s/ J.H. FITZPATRICK
                                               Name: J.H. Fitzpatrick
                                               Title: Executive Vice President
                                                      and Chief Financial
                                                      Officer

                                            By /s/ J.W. BURNS
                                               Name: J.W. Burns
                                               Title: Treasurer and
                                                      Chief Accounting Officer

Confirmed and accepted as
  of the date first
  above written:

GOLDMAN, SACHS & CO.

/s/ GOLDMAN, SACHS & CO.
       (Goldman, Sachs & Co.)

KEMPER SECURITIES, INC.

By /s/ CATHARINE E. WHITE
   Name: Catharine E. White
   Title: Managing Director

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